EXHIBIT 1
JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13G is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: January 10, 2022
OCM VALUE SPAC HOLDINGS, L.P.
By:	Oaktree Fund GP I, L.P.
Its:	General Partner
By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Authorized Signatory
OAKTREE FUND GP, LLC
By:	Oaktree Fund GP I, L.P.
Its:	Managing Member
By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Authorized Signatory
OAKTREE FUND GP I, L.P.
By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Authorized Signatory
OAKTREE CAPITAL I, L.P.
By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President
OCM HOLDINGS I, LLC
By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President
OAKTREE HOLDINGS, LLC
By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE CAPITAL GROUP, LLC
By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President
OAKTREE CAPITAL GROUP HOLDINGS GP, LLC
By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

BROOKFIELD ASSET MANAGEMENT INC.
By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Senior Vice President Legal & Regulatory
BAM PARTNERS TRUST
By:	BAM Class B Partners Inc.
Its:	Trustee

By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Secretary